As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LDK Solar Co., Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

High-Tech Industrial Park
Xinyu City
Jiangxi Province 338032
People’s Republic of China
(Address of principal executive offices)

LDK Solar Co., Ltd. 2006 Stock Incentive Plan
(Full title of the plan)

Law Debenture Corporate Services Inc.
400 Madision Avenue, 4th Floor, New York, New York 10017
212-750-6474
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act, as amended. (Check one)

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum	Amount of
Title of securities to be registered	registered(1)	aggregate offering price(2)	registration fee

Ordinary shares, par value $0.10 each(3)	10,647,803	$112,097,690	$4,405.44

(1)	The maximum aggregate number of our ordinary shares, par value $0.10 each, which may be issued pursuant to all awards of incentive stock options under our employee benefit plan described herein is up to 10% of the aggregate number of our ordinary shares issued and outstanding from time to time, subject to proportionate adjustment for any increase or decrease in the number of our issued ordinary shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our ordinary shares or similar transactions affecting our ordinary shares. The amount to be registered represents 10% of the aggregate number of our ordinary shares issued and outstanding as of May 12, 2008. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of ordinary shares to be offered or sold pursuant to our employee benefit plan described herein due to any adjustment resulting from such transactions affecting our ordinary shares. Any ordinary shares covered by an award granted under our employee benefit plan described herein (or portion of an award) that is forfeited, canceled or expires are, however, deemed not to have been issued for purposes of determining the maximum aggregate number of our ordinary shares that may be issued under our employee benefit plan described herein.

(2)	Pursuant to Rule 457(h)(1), the proposed maximum aggregate offering price is calculated as the sum of the following numbers of ordinary shares issuable upon the exercise of the outstanding incentive stock options under our employee benefit plan described herein as of May 12, 2008 multiplied by their respective exercise prices:

	•	4,552,700 ordinary shares at their exercise price of $4.45 each;

	•	1,948,767 ordinary shares at their exercise price of $9.00 each;

	•	237,700 ordinary shares at their exercise price of $25.00 each;

	•	684,400 ordinary shares at their exercise price of $29.55 each;

	•	10,000 ordinary shares at their exercise price of $31.05 each;

	•	541,800 ordinary shares at their exercise price of $33.96 each;

	•	33,000 ordinary shares at their exercise price of $33.57 each;

	•	60,000 ordinary shares at their exercise price of $43.81 each; and

the remaining 689,103 ordinary shares reserved for issuance under our employee benefit plan described herein as of May 12, 2008, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), at the average of the high and low prices for our American depositary shares, or ADSs, each representing one ordinary share, as quoted on the New York Stock Exchange on May 12, 2008, or $37.275 per ADS.

(3)	The ordinary shares may be represented by ADSs. A separate registration statement on Form F-6 was filed with the Securities and Exchange Commission on May 14, 2007 (Registration No. 333-142899) for the registration of our ADSs evidenced by American depositary receipts issuable upon deposit of our ordinary shares. Our ADSs are traded on the New York Stock Exchange under the symbol “LDK”.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF CONYERS DILL & PEARMAN
EX-23.1 CONSENT OF KPMG

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
All information required by this Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, or the Securities Act, and the note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the employees who are participants in our employee benefit plan described herein, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, or SEC, as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
All information required by this Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the employees who are participants in our employee benefit plan described herein, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the SEC as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed by us with, or furnished by us to, the SEC are incorporated as of their respective dates by reference herein and shall be deemed a part hereof:
•	Our 2007 annual report on Form 20-F filed with the SEC on April 7, 2008, which included our consolidated balance sheets as of December 31, 2006 and 2007, and the related consolidated statements of operations, shareholders' equity and comprehensive (loss) income, and cash flows for the period from July 5, 2005 (date of inception) to December 31, 2005 and the years ended December 31, 2006 and 2007, and the report thereon of KPMG, our independent registered public accounting firm; and

•	The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A (File No. 001-33464) filed with the SEC on May 14, 2007 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which incorporated by reference the description of our ordinary shares and ADSs set forth under “Description of Share Capital,” “Description of American Depositary Shares” and “Shares Eligible for Future Sale” contained in our registration statement on Form F-1 (File No. 333-142881), as amended, originally filed with the SEC on May 11, 2007.
All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to our filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the relevant dates of filing of such documents. Our reports on Form 6-K that we furnish to the SEC will only be deemed incorporated by reference into this registration statement if such report on Form 6-K so states that it is incorporated by reference herein.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other document we subsequently file with the SEC that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Article 167 of our fourth amended and restated articles of association provide that we may indemnify our directors, secretary, officers, liquidator and trustees (if any) acting in relation to any of our affairs against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such, except if they acted in a fraudulent or dishonest manner or defaulted in any action against them.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the provisions contained in our fourth amended and restated memorandum and articles of association, the Cayman Islands law or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable as a matter of United States law.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits

Exhibit
Number		Description
4.1	—	Our Fourth Amended and Restated Memorandum and Articles of Association, incorporated herein by reference to Exhibit 3.2 to our registration statement on Form F-1, as amended, filed with the SEC (File No. 333-142881).

4.2	—	Specimen Ordinary Share Certificate representing our ordinary shares, incorporated herein by reference to Exhibit 4.1 to our registration statement on Form F-1, as amended, filed with the SEC (File No. 333-142881).

4.3	—	Specimen American Depositary Receipt representing our ADSs, incorporated herein by reference to Exhibit (a) to our registration statement on Form F-6, as amended, filed with the SEC (File No. 333-142899).

4.4	—	Form of our Deposit Agreement, incorporated herein by reference to Exhibit (a) to our registration statement on Form F-6, as amended, filed with the SEC (File No. 333-142899).

4.3	—	Our 2006 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to our registration statement on Form F-1, as amended, filed with the SEC (File No. 333-142881).

5.1*	—	Opinion of Conyers Dill & Pearman, our Cayman Islands counsel, on the validity of the securities being registered.

23.1*	—	Consent of KPMG.

23.2*	—	Consent of Conyers Dill & Pearman (included in Exhibit 5.1 hereto).

24.1*	—	Power of Attorney (included on signature page hereof).

*	Filed herewith.

Item 9. Undertakings
We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment hereto by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on May 12, 2008.

LDK SOLAR, CO., LTD.
By:	/s/ Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Chairman & CEO

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Xiaofeng Peng, Mr. Yonggang Shao and Mr. Jack Lai, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2008:

Signature	Title

/s/ Xiaofeng Peng Xiaofeng Peng	Chairman & Chief Executive Officer
/s/ Xingxue Tong Xingxue Tong	Director, President & Chief Operating Officer
/s/ Liangbao Zhu Liangbao Zhu	Director and Senior Vice President
/s/ Yonggang Shao Yonggang Shao	Director and Senior Vice President
/s/ Gang Wang Gang Wang	Non-Executive Director
/s/ Louis T. Hsieh Louis T. Hsieh	Independent Director
/s/ Bing Xiang Bing Xiang	Independent Director
/s/ Junwu Liang Junwu Liang	Independent Director
/s/ Jack Lai Jack Lai	Executive Vice President, Chief Financial Officer & Representative in the United States
/s/ Qiqiang Yao Qiqiang Yao	Vice President of Finance & Principal Accounting Officer

EXHIBIT INDEX

Exhibit
Number		Description
4.1	—	Our Fourth Amended and Restated Memorandum and Articles of Association, incorporated herein by reference to Exhibit 3.2 to our registration statement on Form F-1, as amended, filed with the SEC (File No. 333-142881).

4.2	—	Specimen Ordinary Share Certificate representing our ordinary shares, incorporated herein by reference to Exhibit 4.1 to our registration statement on Form F-1, as amended, filed with the SEC (File No. 333-142881).

4.3	—	Specimen American Depositary Receipt representing our ADSs, incorporated herein by reference to Exhibit (a) to our registration statement on Form F-6, as amended, filed with the SEC (File No. 333-142899).

4.4	—	Form of our Deposit Agreement, incorporated herein by reference to Exhibit (a) to our registration statement on Form F-6, as amended, filed with the SEC (File No. 333-142899).

4.3	—	Our 2006 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to our registration statement on Form F-1, as amended, filed with the SEC (File No. 333-142881).

5.1*	—	Opinion of Conyers Dill & Pearman, our Cayman Islands counsel, on the validity of the securities being registered.

23.1*	—	Consent of KPMG.

23.2*	—	Consent of Conyers Dill & Pearman (included in Exhibit 5.1 hereto).

24.1*	—	Power of Attorney (included on signature page hereof).

*	Filed herewith.